Exhibit 10.2

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of July 1, 2010, by and among (a) SILICON VALLEY BANK, a California corporation with a loan production office located at 2400 Hanover Street, Palo Alto, CA 94304 (“SVB”), as agent (the “Agent”) and a Lender and GOLD HILL VENTURE LENDING 03, L.P. (“Gold Hill”) as a Lender, and (b) MERU NETWORKS, INC., a Delaware corporation with its chief executive office located at 894 Ross Drive, Sunnyvale, California 94089 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Lenders, Borrower is indebted to Lenders pursuant to a loan arrangement dated as of November 30, 2007, evidenced by, among other documents, a certain Term Loan and Security Agreement dated as of November 30, 2007, between Borrower and Lenders (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and that certain Intellectual Property Security Agreement dated as of January 29, 2007, between Borrower and SVB (the “IP Security Agreement” and together with the Loan Agreement and any other collateral security granted to Lenders, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations, shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1.	The Loan Agreement shall be amended by deleting the definitions of “Final Payment” and “Final Payment Percentage” appearing in Section 13.1 thereof and replacing them with the following definitions:

“         “Final Payment” is, with respect to each Term Loan, a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earlier of (a) the Term Loan Maturity Date for such Term Loan, or (b) the prepayment of such Term Loan, equal to the amount of such Term Loan multiplied by the Final Payment Percentage.”

“         “Final Payment Percentage” is, for each Term Loan, (a) if such Term Loan is not repaid prior to the Term Loan Maturity Date, one and one sixth of one percent (1.1667%), and (b) if such Term Loan is repaid prior to the Term Loan Maturity Date, two percent (2.0%).”

4. FEES. Borrower shall reimburse Lenders for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Security Agreement and acknowledges, confirms and agrees that said IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in said IP Security Agreement, which shall remain in full force and effect.

6. RATIFICATION OF REPRESENTATIONS AND WARRANTIES. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Representations and Warranties dated as of January 9, 2007, between Borrower and SVB (the “Representations and Warranties”), and acknowledges, confirms and agrees the disclosures and information Borrower provided to SVB in the

Representations and Warranties have not changed, as of the date hereof, except that (a) Borrower has an additional subsidiary, Meru Networks International, Inc., a Delaware corporation, and (b) Borrower’s chief executive address is 894 Ross Drive, Sunnyvale, California 94089.

7. AUTHORIZATION TO FILE. Borrower hereby authorizes Agent to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Agent deems appropriate, in order to further perfect or protect Lenders’ interest in the Collateral, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Lenders under the Code.

8. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Lenders and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Lenders with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Lenders, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Lenders from any liability thereunder.

11. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Lenders are relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lenders’ agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Lenders to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Lenders and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Lenders in writing. No maker will be released by virtue of this Loan Modification Agreement.

12. RIGHT OF SET-OFF. In consideration of Lenders’ agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Lenders, a lien, security interest and right of set off as security for all Obligations to Lenders, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lenders or any entity under the control of Lenders (including a Lender subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Lenders may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE LENDERS TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the State of California in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement. NOTWITHSTANDING THE FOREGOING, LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH LENDERS DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE LENDERS’ RIGHTS AGAINST BORROWER OR ITS PROPERTY.

14. CONFIDENTIALITY. Lenders may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

15. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Lenders.

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This Loan Modification Agreement is executed under the laws of the State of California as of the date first written above.

BORROWER:

MERU NETWORKS, INC.

By	/s/ Brett White
Name:	Brett White
Title:	CFO

LENDERS:

SILICON VALLEY BANK, as Agent and as Lender

By	/s/ Nick Tsiagkas
Name:	Nick Tsiagkas
Title:	Relationship Manager

GOLD HILL VENTURE LENDING 03, L.P., as Lender

By: GOLD HILL VENTURE LENDING
PARTNERS 03, LLC, its General Partner

By	/s/ Rob Helm
Name:	Rob Helm
Title:	Managing Director
Gold Hill Capital